August 8, 2017

Securities and Exchange Commission

450 Fifth Street N.W.

Washington, DC 20549

We have read the statements of Valuesetters, Inc., pertaining to our firm included under Item 4.01 of Form 8-K dated July 17, 2017 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ KLJ & Associates, LLP